NewtekOne, Inc. Reports Basic and Diluted EPS of $0.53 and $0.52 for the Three Months Ended June 30, 2025 Boca Raton, Fla., July 28, 2025 - NewtekOne, Inc. (the "Company") (Nasdaq: NEWT) reports its financial and operating results for the three months ended June 30, 2025 ("2Q25"). Financial Highlights for 2Q25 • Basic and diluted earnings per share ("EPS") were $0.53 and $0.52, respectively, vs. $0.43 and $0.43, respectively, for 2Q24, reflecting Y/Y increases of 23% and 21%, respectively. • Book value per common share ended 2Q25 at $11.11, up Y/Y and Q/Q by 12.9% and 3.5%, respectively. • Tangible book value per common share1 ended 2Q25 at $10.55, up Y/Y and Q/Q by 21.5% and 3.7%, respectively. • Total revenue, defined as the sum of net interest income and noninterest income, was $70.2 million for 2Q25, up 15% over $61.1 million for 2Q24. • Net income before taxes for 2Q25 was approximately $18.8 million, up 27.0% Y/Y from $14.8 million for 2Q24. • Pre-provision net revenue ("PPNR")1,2 for 2Q25 was approximately $27.9 million, an increase of 35.5% Y/Y from $20.6 million for 2Q24. • The efficiency ratio1 was 60.3%, an improvement from 66.3% for 2Q24. • Return on average assets (“ROAA”)1 was 2.50%. EPS guidance implies a range for 2025 ROAA of 2.2%-2.7%. • Return on average equity ("ROAE")1 was 17.4%. EPS guidance implies a range for 2025 ROAE of 17.2%-20.2%. • Return on average tangible common equity (“ROTCE”)1 was 19.4%. EPS guidance implies a range for 2025 ROTCE of 18.7%-22.0%. • Pre-provision return on average assets ("PPROA")1 was 5.25%. Lending and Other Selected Highlights for 2Q25 • SBA 7(a) loan originations approximated $205.6 million for 2Q25, compared to 2Q24 originations of $226.5 million. In addition, the Company sold $42.1 million of guaranteed portions of SBA 7(a) loans in 2Q25. • Alternative Loan Program (“ALP”) loan originations were $78.3 million for 2Q25. • In April, the Company closed a $184 million securitization backed by $216 million of ALP loans. The securitization, NALP Business Loan Trust 2025-1, represents the Company’s third asset-backed Exhibit 99.1 1 1 Non-GAAP financial measure; reconciliations of non-GAAP financial measures to the most comparable GAAP measures are set forth on the last page of the financial information accompanying this press release. 2 PPNR is a non-GAAP metric calculated based on total net revenue less non-interest expense before adjusting for the provision for credit losses for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses. See our "Reconciliation of GAAP to Non-GAAP Financial Measures" below for a reconciliation and additional information on non-GAAP measures.

securitization secured by ALP loans, the first two of which were executed out of NewtekOne joint ventures, and is the Company’s 16th rated securitization. • SBA 504 loan originations totaled approximately $26.0 million for 2Q25. In addition, the Company sold $23.5 million of SBA 504 loans in 2Q25. • Originated $20.2 million and $5.4 million of CRE and C&I loans HFI in 2Q25. • Commercial deposits at Newtek Bank increased $50.0 million, or 19% Q/Q, while core consumer deposits grew $14.0 million, or 2% Q/Q; and wholesale deposits increased $16.0 million Q/Q. • Insured deposits comprised 78% of deposits. • In June, the Company's consolidated subsidiary, Newtek ALP Holdings, amended and upsized its revolving credit facility with Deutsche Bank AG (“DB”), which facility is employed to fund the origination of ALP loans before they are placed into securitizations. The amendment provided for, among other things, a facility increase to $170 million. Post 2Q25 Highlights • On July 21, 2025, the Company paid a quarterly cash dividend of $0.19 per share on its outstanding common shares. • Newtek ALP Holdings, amended and upsized an additional ALP warehouse facility with Capital One, N.A. The amendment provides for, among other things, a facility increase from $60 million to $100 million and a maturity extension of two years. “We are once again pleased to post solid quarterly results that include basic and diluted EPS of $0.53 and $0.52, respectively,” said Barry Sloane, CEO, President and Chairman. “We were particularly encouraged to see tangible book value per share climb for a ninth consecutive quarter while paying a healthy dividend, as well as by increases in business deposits, stabilizing credit trends, and continued growth of our ALP vertical. In April, we completed a securitization of ALP loans and have generated program-to-date ALP loan originations of roughly $632 million. At the end of June, on-balance sheet ALP loans approximated $138 million while ALP loans held off-balance sheet in securitization trusts totaled roughly $427 million. With ALP loan balances rebuilding on the Company's balance sheet after April's securitization, we expect to execute another ALP securitization in the fourth quarter.” In commenting further on 2Q25 results, Mr. Sloane said, "We are highly focused on our mission of being a financial holding company that provides business and financial solutions to independent business owners and to that end, we have developed the capability to do so digitally. Our strategy is to operate our nationally chartered bank subsidiary, Newtek Bank, without the traditional bankers, brokers, branches, or business development officers most banks employ, and we are extremely encouraged by the underlying metrics achieved at the Bank. The digital, nontraditional operating strategy supports our ability to run the Bank with a low operating efficiency ratio, which was 49% for 2Q25, without sacrificing the ability to gather high quality, lower cost deposits and to manage credit risk." Mr. Sloane continued, "Growth in the all-important category of business deposits continues to track nicely with roughly $50 million added in 2Q25, reflecting a Q/Q increase of 19%. Acquiring deposits of existing and new business customers and solutioning merchant services, payroll, and lending is at the core of our operating strategy to provide a benefit to deposit customers who are earning a rate of interest that is below the risk-free rate, which we sum up in one product: The Newtek Advantage. The growth in business deposits supported a 28 basis point sequential decline in the cost of deposits, which fueled 56 basis points of net interest margin expansion at the Bank. In addition, the legacy, winding down SBA loan portfolio at our non-bank subsidiary, Newtek Small Business Finance, experienced a meaningful improvement in both bottom line performance and credit trends." Mr. Sloane went on to comment on developments at the holding company, "NewtekOne is unique in that we have meaningful business activity at the holding company level. In fact, with our ALP Program, we are actively and directly participating in the.origination and securitization of private credit. We are very pleased with our second quarter execution on the securitization of $216 million of ALP loans at a 670 basis point spread, which includes 100 basis points of servicing rights, to the market clearing yield on the securitization notes sold. To support continued growth of the ALP business, Deutsche Bank, and Capital One increased our warehouse facilities by a combined $90 million. In addition, our payment processing division, Newtek Merchant Solutions is expected to generate approximately $17 million of EBITDA in 2025." Mr. Sloane concluded, "For the first half of 2025, we have produced basic and diluted EPS of $0.89 and $0.87, respectively, which is within our 1H25 guidance range of $0.78-$0.92/share, and we are maintaining our $2.10-$2.50 Exhibit 99.1 2 guidance range for 2025. We see growth in our business model beyond 2025 based on the extension of major provisions of the "Tax Cuts and Jobs Act" and new tax incentives for our independent business owner client base. We are excited about our future as a truly digitized business and financial solutions provider operating a depository, breaking the mold of traditional banking while embracing technology and artificial intelligence. We leverage AI in the areas of loan processing, underwriting, closings, and sales; for example, by using AI to automate complex document reviews and analyzing sales calls, the Company is able to deliver faster, more consistent, and compliant lending decisions, while enhancing the customer experience and operational efficiency. This innovation empowers our teams to focus on serving small business clients with greater speed and precision. Utilizing new and creative business processes and solutions has enabled NewtekOne to achieve above-average 2Q25 profitability with a return on average assets of 2.50% and a return on average tangible common equity of 19.4% and continued improvement in operating leverage with the efficiency ratio declining Y/Y from 66.3% to 60.3%." Second Quarter 2025 Conference Call and Webcast A conference call to discuss the second quarter 2025 financial and operating results will be hosted by Barry Sloane, Chief Executive Officer, President and Chairman, Frank M. DeMaria, Chief Financial Officer - NewtekOne Inc., and M. Scott Price, Chief Financial Officer - Newtek Bank, N.A., today, Monday, July 28, 2025, 4:30 p.m. ET. Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. Second Quarter 2025 Financial Results Conference Call. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. Second Quarter 2025 Financial Results Conference Call. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of one year. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change with our filings with regulatory agencies and the filing of the Company's Form 10-Q for the period ended June 30, 2025. These statements and other Exhibit 99.1 1 forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com Exhibit 99.1 2

(Unaudited) ASSETS Cash and due from banks $ 10,124 $ 6,941 Restricted cash 23,059 28,226 Interest bearing deposits in banks 180,013 346,207 Total cash and cash equivalents 213,196 381,374 Debt securities available-for-sale, at fair value 14,245 23,916 Loans held for sale, at fair value 514,609 372,286 Loans held for sale, at LCM 32,291 58,803 Loans held for investment, at fair value 326,113 369,746 Loans held for investment, at amortized cost, net of deferred fees and costs 767,827 621,651 Allowance for credit losses (42,625) (30,233) Loans held for investment, at amortized cost, net 725,202 591,418 Federal Home Loan Bank and Federal Reserve Bank stock 3,937 3,585 Settlement receivable 19,705 52,465 Residuals in securitizations, at fair value 77,701 — Joint ventures and other non-control investments, at fair value (cost of $54,493 and $44,039), respectively 68,121 57,678 Goodwill and intangibles 14,672 14,752 Right of use assets 2,384 5,688 Deferred tax asset, net 190 — Servicing assets, at fair value 18,384 22,062 Servicing assets, at LCM 31,831 24,195 Other assets 63,636 60,636 Assets held for sale — 21,308 Total assets $ 2,126,217 $ 2,059,912 LIABILITIES AND SHAREHOLDERS’ EQUITY Liabilities: Deposits: Noninterest-bearing $ 41,034 $ 11,142 Interest-bearing 1,042,794 961,910 Total deposits 1,083,828 973,052 Borrowings 657,327 708,041 Dividends payable 5,236 5,233 Lease liabilities 2,409 6,498 Deferred tax liabilities, net — 2,244 Due to participants 25,886 21,532 Accounts payable, accrued expenses and other liabilities 39,352 40,806 Liabilities directly associated with assets held for sale — 6,224 Total liabilities 1,814,038 1,763,630 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) June 30, 2025 December 31, 2024 Exhibit 99.1 3

Shareholders' Equity: (Unaudited) Preferred stock (par value $0.02 per share; 20 authorized, 20 issued and outstanding) 19,738 19,738 Common stock (par value $0.02 per share; 199,980 authorized, 26,317 and 24,680 issued and outstanding, respectively) 525 526 Retained earnings 69,995 57,773 Additional paid-in capital 221,914 218,266 Accumulated other comprehensive income (loss), net of income taxes 7 (21) Total shareholders' equity 312,179 296,282 Total liabilities and shareholders' equity $ 2,126,217 $ 2,059,912 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) June 30, 2025 December 31, 2024 (unaudited) (unaudited) (unaudited) Interest income Debt securities available-for-sale $ 214 $ 276 $ 374 Loans and fees on loans 33,354 34,483 26,773 Other interest earning assets 2,011 3,131 2,206 Total interest income 35,579 37,890 29,353 Interest expense Deposits 9,357 9,845 6,865 Notes and securitizations 10,908 10,974 11,118 Bank and FHLB borrowings 2,330 3,138 2,244 Total interest expense 22,595 23,957 20,227 Net interest income 12,984 13,933 9,126 Provision for credit losses 9,117 13,505 5,799 Net interest income after provision for credit losses 3,867 428 3,327 Noninterest income Dividend income 600 1,686 368 Net loss on loan servicing assets (4,355) (3,652) (1,862) Servicing income 6,054 5,525 4,607 Net gains on sales of loans 15,526 12,961 22,564 Net gain on residuals in securitizations 32,404 — — Net gain (loss) on loans under the fair value option (11,761) 18,077 (2,894) Technology and IT support income — — 5,174 Electronic payment processing income 11,739 10,609 12,645 Other noninterest income 7,007 7,192 11,418 Total noninterest income 57,214 52,398 52,020 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended June 30, 2025 March 31, 2025 June 30, 2024 Exhibit 99.1 4

(unaudited) (unaudited) (unaudited) Noninterest expense Salaries and employee benefits expense 23,135 21,316 20,790 Technology services expense — — 3,420 Electronic payment processing expense 4,428 4,447 5,693 Professional services expense 4,304 3,435 2,743 Other loan origination and maintenance expense 3,287 4,417 3,015 Depreciation and amortization 274 146 521 Other general and administrative costs 6,881 7,416 4,382 Total noninterest expense 42,309 41,177 40,564 Net income before taxes 18,772 11,649 14,783 Income tax expense 5,069 2,282 3,838 Net income 13,703 9,367 10,945 Dividends to preferred shareholders (400) (400) (400) Net income available to common shareholders $ 13,303 $ 8,967 $ 10,545 Earnings per Common Share: Basic $ 0.53 $ 0.36 $ 0.43 Diluted $ 0.52 $ 0.35 $ 0.43 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended June 30, 2025 March 31, 2025 June 30, 2024 Exhibit 99.1 5

**Exhibit 99.1**

## Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three month periods ended have been annualized based on calendar days.

| **NewtekOne, Inc.** | **As of and for the three months ended** | | |
|---|---|---|---|
| *(dollars and number of shares in thousands)* | **June 30, 2025** | **March 31, 2025** | **June 30, 2024** |
| **Return on Average Equity and Average Tangible Common Equity** | | | |
| Numerator: Net Income (GAAP) | $13,303 | $9,367 | $10,945 |
| Tax-adjusted amortization of intangibles | 307 | 117 | 384 |
| Dividend on preferred equity | (400) | (400) | (400) |
| Numerator: Adjusted net income | 13,210 | 9,084 | 10,929 |
| Average Total Shareholders' Equity[1] | 307,257 | 299,308 | 258,326 |
| Deduct: Preferred Stock (GAAP) | 19,738 | 19,738 | 19,738 |
| Average Common Shareholders' Equity[1] | 287,519 | 279,570 | 238,588 |
| *Return on Average Common Equity* | 17.4% | 12.7% | 17.0% |
| Deduct: Average Goodwill and Intangibles[1] | 14,692 | 15,130 | 29,883 |
| Denominator: Average Tangible Common Equity[1] | $272,827 | $264,440 | $208,705 |
| *Return on Average Tangible Common Equity[1]* | 19.4% | 13.9% | 21.1% |
| | | | |
| **Return on Average Assets** | | | |
| Numerator: Net Income (GAAP) | $13,303 | $9,367 | $10,945 |
| Denominator: Average Assets[1] | 2,131,477 | 2,098,325 | 1,551,009 |
| *Return on Average Assets[1]* | 2.50% | 1.81% | 2.84% |
| | | | |
| **Pre-Provision Net Revenue (PPNR)** | | | |
| Net Income before Taxes (GAAP) | $18,772 | $11,649 | $14,783 |
| Add: Provision for Credit Losses (GAAP) | 9,117 | 13,505 | 5,799 |
| *Pre-Provision Net Revenue[1,2]* | $27,889 | $25,154 | $20,582 |
| | | | |
| **Pre-Provision Return on Average Assets (PPROA)** | | | |
| Pre-Provision Net Revenue[1,2] | $27,889 | $25,154 | $20,582 |
| Denominator: Average Assets[1] | 2,131,477 | 2,098,325 | 1,551,009 |
| *Pre-Provision Return on Average Assets[1]* | 5.25% | 4.86% | 5.34% |

6

Exhibit 99.1

| NewtekOne, Inc. | As of and for the three months ended | | |
|---|---|---|---|
| *(dollars and number of shares in thousands)* | June 30, 2025 | March 31, 2025 | June 30, 2024 |
| **Efficiency Ratio** | | | |
| Numerator: Non-Interest Expense (GAAP) | $42,309 | $41,177 | $40,564 |
| Net Interest Income (GAAP) | 12,984 | 13,933 | 9,126 |
| Non-Interest Income (GAAP) | 57,214 | 52,398 | 52,020 |
| Denominator: Total Income | $70,198 | $66,331 | $61,146 |
| *Efficiency Ratio*[1] | 60.3% | 62.1% | 66.3% |
| | | | |
| **Net Interest Margin** | | | |
| Net interest income | 12,984 | 13,933 | 9,126 |
| Average interest-earning assets | 1,875,387 | 1,860,221 | 1,356,956 |
| *Net Interest Margin*[1] | 2.78% | 3.04% | 2.70% |
| | | | |
| **Tangible Book Value Per Share** | | | |
| Total Shareholders' Equity (GAAP) | $312,179 | $302,334 | $274,002 |
| Deduct: Goodwill and Intangibles (GAAP) | 14,672 | 14,711 | 29,783 |
| Numerator: Total Tangible Book Value[1] | $297,507 | $287,623 | $244,219 |
| Denominator: Total Number of Shares Outstanding | 26,317 | 26,343 | 25,852 |
| *Tangible Book Value Per Share*[1] | $11.30 | $10.92 | $9.45 |
| | | | |
| **Tangible Book Value Per Common Share** | | | |
| Total Tangible Book Value[1] | $297,507 | $287,623 | $244,219 |
| Deduct: Preferred Stock (GAAP) | 19,738 | 19,738 | 19,738 |
| Numerator: Tangible Book Value Per Common Share[1] | $277,769 | $267,885 | $224,481 |
| Denominator: Total Number of Shares Outstanding | 26,317 | 26,343 | 25,852 |
| *Tangible Book Value Per Common Share*[1] | $10.55 | $10.17 | $8.68 |

[1]Non-GAAP financial measure.

[2]PPNR is a non-GAAP metric calculated based on total net revenue less non-interest expense before adjusting for the provision for credit losses for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

7

Reconciliation of Newtek Bank Non-GAAP Measures: Newtek Bank, NA As of and for the three months ended (dollars in thousands) June 30, 2025 March 31, 2025 June 30, 2024 Efficiency Ratio Numerator: Non-Interest Expense (GAAP) $23,639 $20,134 $17,354 Net Interest Income (GAAP) 16,260 14,316 9,258 Non-Interest Income (GAAP) 32,321 27,438 31,688 Denominator: Total Income $48,581 $41,754 $40,946 Efficiency Ratio1 48.7% 48.2% 42.4% Net Interest Margin Net interest income (GAAP) 16,260 14,316 9,258 Average interest-earning assets 1,195,121 1,185,528 768,240 Net Interest Margin1 5.46% 4.90% 4.85% Cost of Deposits Interest Expense on deposits (GAAP) 9,566 10,032 7,046 Average deposits 1,034,940 1,019,477 633,950 Cost of Deposits1 3.71% 3.99% 4.47% Exhibit 99.1 8